EXHIBIT 23.02

                         INDEPENDENT AUDITOR'S CONSENT


We consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated July 19, 1996 on the statement of financial condition of Kenmar Global Trust as of July 18, 1996 and our report dated December 19, 1995 on the statement of financial condition of Kenmar Advisory Corp. as of September 30, 1995, which appear in such Prospectus. We also consent to the statements with respect to us as appearing under the heading "Experts" in the Prospectus.


                                        ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.
                                        CERTIFIED PUBLIC ACCOUNTANTS


July 19, 1996
Lutherville, Maryland